UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015
Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 12, 2015, John Harper was elected as a member of our Board of Directors at a special meeting of the Board. Mr. Harper will serve as a Class I director and will stand for reelection at the 2015 annual meeting of stockholders. Mr. Harper is also expected to join the Company’s Audit Committee. Prior to the election of Mr. Harper, the Board approved an increase to the membership size of the Board from ten members to eleven members. Mr. Harper served as Vice President and Chief Financial Officer of Dell Services, a Dell Inc. business unit, from 2009 to 2014.
Mr. Harper will enter into our standard form of indemnification agreement for directors in connection with his membership on the Board and will be eligible to receive quarterly and annual cash and/or equity awards pursuant to our non-management director compensation program.
On February 17, 2015, we issued a press release announcing the appointment of John Harper to our Board. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits
      (d) Exhibits.
99.1 Press Release of Rackspace Hosting, Inc., dated February 17, 2015, announcing the appointment of John Harper to its Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.
Date:	February 17, 2015	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer